Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a “Signatory”) of CSX Corporation, a corporation organized under Virginia law (the “Company”), hereby constitutes and appoints Ellen M. Fitzsimmons, Nathan D. Goldman and Mark D. Austin (each, an “Agent”, and collectively, “Agents”) or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended, and any amendment to a previously filed registration statement, in each case relating to shares of the Corporation’s Common Stock that may be issued or sold pursuant to the Corporation’s stock plans identified on Annex A, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

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This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same.

/s/ Fredrik J. Eliasson
Fredrik J. Eliasson Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 12, 2013

/s/ Donna M. Alvarado
Donna M. Alvarado Director	December 11, 2013

/s/ Pamela L. Carter
Pamela L. Carter Director	December 11, 2013

/s/ J.C. Watts, Jr.
J.C. Watts, Jr. Director	December 11, 2013

/s/ J. Steven Whisler
J. Steven Whisler Director	December 11, 2013

/s/ Michael J. Ward
Michael J. Ward Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2009

/s/ Carolyn T. Sizemore
Carolyn T. Sizemore Vice President and Controller (Principal Accounting Officer)	July 15, 2009

/s/ John B. Breaux
John B. Breaux Director	July 15, 2009

/s/ Steven T. Halverson
Steven T. Halverson Director	July 15, 2009

/s/ Edward J. Kelly, III
Edward J. Kelly, III Director	July 15, 2009

/s/ Gilbert Lamphere
Gilbert Lamphere Director	July 15, 2009

/s/ John D. McPherson
John D. McPherson Director	July 15, 2009

/s/ Timothy O’Toole
Timothy O’Toole Director	July 15, 2009

/s/ David M. Ratcliffe
David M. Ratcliffe Director	July 15, 2009

/s/ Donald J. Shepard
Donald J. Shepard Director	July 15, 2009

ANNEX A

LIST OF PLANS SUBJECT TO POWER OF ATTORNEY

American Commercial Lines, Inc. Thrift Plan

CSX Corporation Capital Builder Plan

CSX Direct Invest

CSX Omnibus Incentive Plan

Deferred Compensation Program for Executives of CSX Corporation and Affiliated Companies

Employee Stock Ownership Plan

Greenbrier Savings Plan

Savings Plan for Inland Tugs et al.

Stock Plan for Directors

Tax Savings Thrift Plan for Employees of CSX Corporation and Affiliated Companies (CSXtra)

Texas Gas Thrift Plan

1980 Stock Option Plan

1981 Incentive Stock Option Plan

1987 Long-term Performance Stock Plan

1990 Stock Award Plan

1991 Stock Purchase and Loan Plan

1996 Stock Purchase and Loan Plan

2000 Stock Reacquisition Plan

2001 Employee Stock Purchase Plan